SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2005

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Ludlow Street, Stamford, Connecticut 06902
(Address of principal executive offices)

Registrant’s telephone number, including area code: 203-425-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On November 18, 2005, NYFIX, Inc. (the “Company”) announced that on November 17, 2005 its Audit Committee had engaged Friedman LLP as the Company’s independent registered public accounting firm. Prior to this engagement, Friedman had not provided accounting or other services to the Company or any of its subsidiaries. The text of the press release issued by the Company is furnished as Exhibit 99.1.

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 18, 2005, the Company announced that Peter K. Hansen had stepped down as President and Chief Executive Officer of the Company on November 17, 2005 and that the Board of Directors on November 17, 2005 had appointed Robert C. Gasser as President and Chief Executive Officer of the Company. Mr. Hansen remains Chairman of the Board of Directors and, aside from his change in position, his employment agreement with the Company is unchanged.

Mr. Gasser, 40, a member of the Board of Directors since September 2005, has served as Chief Executive Officer, NYFIX Millennium, the Company’s 80%-owned broker-dealer subsidiary, since October 2001. Mr. Gasser is also President of NYFIX Transaction Services, and as head of the Transaction Segment has been responsible for NYFIX Transaction Services since July 2002. In addition, Mr. Gasser is President of NYFIX Clearing Corporation, a position he has held since its formation and NASD approval in September 2003. From 1999 until 2001, Mr. Gasser was Head of United States Equity Trading for JP Morgan, which included the firm’s Nasdaq, Listed, Convertible, and Program Trading businesses. Mr. Gasser started with JP Morgan in 1987 and held a variety of positions. Also, during his tenure at JP Morgan, Mr. Gasser served on various industry committees, including the Nasdaq Quality of Markets Committee and the NYSE Upstairs Traders Advisory Committee. In addition, he directed the firm's investment in NYFIX Millennium and Archipelago, where he served on the Board of Managers from 1999 until 2001.

Aside from his change of position, Mr. Gasser’s employment agreement with the Company remains unchanged. As previously reported, Mr. Gasser received a $50,000 cash bonus in July, 2005. Mr. Gasser does not have any family relationship with any director or executive officer of the Company.

On November 18, 2005, the Company announced that the Board of Directors had appointed Thomas Wajnert Lead Director. As Lead Director, Mr. Wajnert receives an annual retainer of $25,000.

The text of the press release issued by the Company is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits
	Exhibit No.	Exhibits

	99.1	Press release of NYFIX, Inc. dated November 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By:	/s/ Brian Bellardo
Brian Bellardo
Secretary

November 21, 2005

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